UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant     Filed by a party other than the registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
MIMEDX GROUP, INC.
(Name of registrant as specified in its charter)
Payment of the filing fee (check the appropriate box):

☒	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

On May 4, 2021, the Registrant published the following information:
Twitter:

•Shareholders have an important decision to make on May 27 and there are questions they should be asking about Prescience Point’s campaign. [https://mimedx.gcs-web.com/news-releases/news-release-details/mimedx-urges-shareholders-consider-prescience-points-motivations]

Facebook:

•Shareholders have an important decision to make on May 27 and there are questions they should be asking about Prescience Point’s campaign. Is Prescience Point acting on behalf of all MIMEDX shareholders or only its own interests? Why has Prescience Point nominated candidates with no or very little public company board experience? Learn more about their campaign and what shareholders should know before they vote. [https://mimedx.gcs-web.com/news-releases/news-release-details/mimedx-urges-shareholders-consider-prescience-points-motivations]